Exhibit 99.1

bluebird bio Provides Update on Commercial Launch Progress, Program Milestones,
and 2024 Financial Outlook

Significant momentum behind LYFGENIA launch with 35 Qualified Treatment Centers accepting patient referrals and payer agreements in place covering approximately 200 million U.S. lives

Anticipate 85 to 105 patient starts (cell collections) across commercial portfolio in 2024 with first patient start for LYFGENIA expected in Q1 2024

Cash, cash equivalents and marketable securities expected to fund current operations into Q1 2025

SOMERVILLE, Mass.—(BUSINESS WIRE)—Jan. 8, 2024—bluebird bio, Inc. (Nasdaq: BLUE) (the Company; bluebird) today announced updates to be presented at the 42nd Annual J.P. Morgan Healthcare conference including commercial launch progress, 2024 program milestones and financial outlook. Andrew Obenshain, chief executive officer, is scheduled to present Tuesday, January 9 at 10:30 a.m. PT/1:30 p.m. ET.

“In 2023 bluebird cemented our status as a gene therapy leader, securing our third FDA approval in under two years and establishing a commercial footprint that will support growth in the coming year and beyond,” said Andrew Obenshain, chief executive officer, bluebird bio. “In 2024 we are leveraging our validated commercial strategy to accelerate the launch of LYFGENIA and drive continued strong uptake for ZYNTEGLO. We are extremely pleased with the indicators of demand from both patients and providers in the weeks following FDA approval of LYFGENIA and are focused on using our real-world experience to support timely and equitable access and deliver a positive treatment experience.”

Highlights from the Company’s update include:

Synergies with ZYNTEGLO commercial network are accelerating LYFGENIA commercial launch in 2024
•Established Qualified Treatment Center (QTC) network in place, with 48 centers activated for ZYNTEGLO for beta-thalassemiai as of January 5, 2024.
•35 of 48 centers ready to receive referrals for LYFGENIA for sickle cell disease as of January 5, 2024.
•All centers are anticipated to be ready to treat with both ZYNTEGLO and LYFGENIA by end of Q1 2024.

Validated access and reimbursement strategy is driving favorable coverage landscape for LYFGENIA and ZYNTEGLO
•bluebird has signed outcomes-based agreements for LYFGENIA with national payer organizations representing dozens of downstream plans and covering approximately 200 million U.S. lives.
•Advanced discussions are ongoing with additional commercial payers and with more than 15 Medicaid agencies representing 80% of individuals with sickle cell disease in the U.S.
•bluebird has designed outcomes-based agreements that are unique to LYFGENIA and offer payers meaningful risk sharing tied to VOE-related hospitalizations, with patients followed for three years. Informed by input from state Medicaid agencies, the Company has designed an offering specifically for Medicaid that addresses the need for predictability and operational ease that is essential for states grappling with resource constraints.
•Outcomes-based agreements are in place for ZYNTEGLO with both commercial and Medicaid payers, and more than 200 million U.S. lives are covered through contracts or favorable coverage policies. Timely access to ZYNTEGLO for people living with beta-thalassemia continues, with zero ultimate denials across both Medicaid and commercial payers.
•bluebird also continues to engage with Center for Medicare and Medicaid Innovation (CMMI) on its Cell and Gene Therapy Access Model, which is anticipated to be implemented in 2025.

Strong commercial momentum is poised to translate into sustained revenue recognition
•26 patient starts were completed in 2023 across bluebird’s commercial portfolio, including 20 for ZYNTEGLO and 6 for SKYSONA. 2023 patient starts will drive revenue recognition in 2024 as patients complete the gene therapy treatment journey.
•bluebird anticipates the first patient start for LYFGENIA in Q1 2024.
•The Company anticipates 85 to 105 patient starts combined across all three of its FDA approved therapies (LYFGENIA, ZYNTEGLO, SKYSONA) in 2024.

Liquidity and Cash Runway Update

The Company’s preliminary unaudited cash and cash equivalents and marketable securities balance was approximately $275 million, including restricted cash of approximately $53 million, as of December 31, 2023. bluebird expects its cash, cash equivalents, and marketable securities, excluding restricted cash, will be sufficient to meet bluebird’s planned operating expenses and capital expenditure requirements into the first quarter of 2025 as bluebird progresses its launch of LYFGENIA gene therapy for sickle cell disease and continues to scale its launches of ZYNTEGLO and SKYSONA for beta-thalassemia and cerebral adrenoleukodystrophy, respectively.

The Company has taken additional steps to strengthen its financial position by entering into an accounts receivable factoring agreement which will accelerate cash collection related to patient starts across its portfolio of approved therapies.

Presentation at the 2023 J.P. Morgan Healthcare Conference

Andrew Obenshain, chief executive officer, bluebird bio, will present a corporate update on Tuesday, January 9 at 10:30 a.m. PT/1:30 p.m. ET. A live webcast of the presentation will be available on the “Events & Presentations” page within the Investors & Media section of the bluebird bio website at http://investor.bluebirdbio.com. A replay of the webcast will be available on the bluebird bio website for 30 days following the event.

About bluebird bio

bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

Founded in 2010, bluebird has been setting the standard for gene therapy for more than a decade—first as a scientific pioneer and now as a commercial leader. bluebird has an unrivaled track record in bringing the promise of gene therapy out of clinical studies and into the real-world setting, having secured FDA approvals for three therapies in under two years. Today, we are proving and scaling the commercial model for gene therapy and delivering innovative solutions for access to patients, providers, and payers.

With a dedicated focus on severe genetic diseases, bluebird has the largest and deepest ex-vivo gene therapy data set in the field, with industry-leading programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

bluebird continues to forge new paths as a standalone commercial gene therapy company, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, such as statements regarding the number of anticipated patient starts across bluebird’s portfolio of therapies, the Company’s anticipated cash runway, the Company’s expectations with respect to the commercialization of LYFGENIA, including without limitation, patient demand for the therapy, bluebird’s ability to establish commercial infrastructure to support timely, equitable access to LYFGENIA, its ability to successfully partner with payers and CMMI, its expectations on timing for activating QTCs, its expectations on the timing and size of its QTC network and the timing of LYFGENIA’s availability at its QTCs. Such forward-looking statements are based on historical performance and current expectations and projections about bluebird’s future goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond bluebird’s control and could cause bluebird’s future goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to: delays and challenges in bluebird’s commercialization and manufacturing of its products; the internal and external costs required for bluebird’s ongoing and planned activities, and the resulting impact on expense and use of cash, has been, and may in the future be, higher than expected which has caused bluebird, and may in the future cause bluebird to use cash more quickly than it expects or change or curtail some of its plans or both; substantial doubt exists regarding bluebird’s ability to continue as a going concern; bluebird’s expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than bluebird’s assumptions; the risk that the efficacy and safety results from bluebird’s prior and ongoing clinical trials will not continue or be seen in the commercial context; the risk that bluebird is not able to activate QTCs on the timeframe that it expects; the risk that the QTCs experience delays in their ability to enroll or treat patients; the risk that bluebird experiences delays in establishing operational readiness across its supply chain following approval to support treatment in the commercial context; the risk that there is not sufficient patient demand or payer reimbursement to support continued commercialization of LYFGENIA; the risk of insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation, including the risk of hematologic malignancy; and the risk that bluebird’s products, including LYFGENIA, will not be successfully commercialized. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Financial Disclosure Advisory

The cash and cash equivalents and marketable securities balance disclosed in this press release is based on preliminary unaudited information and management estimates for the year ended December 31, 2023, is not a comprehensive statement of the Company’s financial results as of and for the fiscal year ended December 31, 2023, and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

Media:
Jess Rowlands, 857-299-6103
jess.rowlands@bluebirdbio.com

i Defined as signed MSA